UNITED STATES SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):

April 27, 2006

German American Bancorp

(Exact Name of Registrant as Specified in Its Charter)

Indiana

(State or Other Jurisdiction of Incorporation)

0-11244 (Commission File Number)	35-1547518 (IRS Employer Identification No.)
711 Main Street Box 810 Jasper, Indiana (Address of Principal Executive Offices)	47546 (Zip Code)

(812) 482-1314

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01   Entry Into a Material Definitive Agreement.

At its annual reorganization meeting held April 27, 2006, the Board of Directors (the “Board”) of German American Bancorp (the "Company") established the compensation of directors of the Company for their services during the period commencing at the reorganization meeting and ending at the annual meeting of shareholders to be held in 2007. Compensation during this period for a director’s service to the Company (including the service of the Company’s chief executive officer (CEO) to the Company as a director) will include annual retainers paid in cash and stock options (which are earned regardless of the number of meetings held or attended, and regardless of committee membership or attendance) and attendance fees (paid for meetings attended). In payment of the annual retainers for the current twelve-month term, the Company will on June 1, 2006, (a) award each of its directors, including the CEO, an option to purchase 1,000 Common Shares of the Company exercisable for ten years at an exercise price that is not less than the market value of the stock on the date of grant, and (b) pay each of its directors, including the CEO, a cash payment of $13,500. In addition, Company Directors will be paid $500 for each meeting of the Board that they attend. Those members of the Board who serve on the board of directors of a subsidiary (other than the CEO, who as a salaried employee is ineligible to receive this separate compensation for service to subsidiaries) will receive separate and additional compensation for his or her service in the form of fees of $500 for quarterly meetings of the subsidiary board(s) of directors that are actually attended.

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

Election and Departure of Directors at Annual Meeting

In accordance with the terms of the Restated Bylaws of the Company, which state that no director may be elected to the Board after reaching the age of 69 years, and as previously reported in the Company's proxy statement for the annual meeting, Joseph F. Steurer retired from the Board of Directors of the Company, effective upon the election of directors at the annual meeting of shareholders of the Company on April 27, 2006.

At the annual meeting, the shareholders of the Company elected the nominees who were identified in the Company's proxy statement for that meeting, namely, Richard E. Forbes, U. Butch Klem, and Michael J. Voyles. Mr. Forbes was elected to fill the seat that formerly was held by Mr. Steurer.

Creation of Office of the President and Designation of Executive Officers

The Board of Directors of the Company on April 27, 2006, designated executive officers and in that connection created a new three-person Office of the President of the Company and several other new positions. The executive officers of the Company and their current positions with the Company are as follows:

Mark A. Schroeder	President, Chief Executive Officer

Clay W. Ewing	President – Retail Financial Services / Chief Operations Officer

Kenneth L. Sendelweck	President – Commercial Financial Services / Secretary

Stan J. Ruhe	Executive Vice President, Chief Credit Officer

Bradley M. Rust	Senior Vice President, Chief Financial Officer / Treasurer

Each of these individuals was previously an executive officer of the Company. Therefore, to the extent (if any) that information regarding the designation of these executive officers (including the creation of the Office of the President and the appointment of officers to the Office of the President) is required to be reported under this Item 5.02, the required information (to the extent not disclosed in this Report) concerning each of these executive officers has been previously reported in the Company's proxy statement for its annual meeting of shareholders held April 27, 2006 or in its annual report on Form 10-K for its fiscal year ended December 31, 2005.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 2, 2006	GERMAN AMERICAN BANCORP By: /s/ Mark A. Schroeder Mark A. Schroeder, President